UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 30, 2026
Date of Report (date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Reverse Stock Split
As previously disclosed, at the 2026 Annual Meeting of Stockholders of PLAYSTUDIOS, Inc. (the “Company”) held on July 10, 2026, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation (the “Charter”) to effect a reverse stock split of the Company's Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at a ratio ranging from 1-for-10 to 1-for-30, with the exact ratio to be determined by the Company's Board of Directors (the “Board”).
On August 25, 2026, the Board approved a reverse stock split at a ratio of 1-for-10 (the “Reverse Stock Split”). On September 30, 2026, the Company filed a Certificate of Amendment to the Charter (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Certificate of Amendment became effective at 5:00 p.m. Eastern Time on September 30, 2026 (the “Effective Time”).
At the Effective Time, every 10 shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time were automatically combined into one share of Class A Common Stock, and every 10 shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time were automatically combined into one share of Class B Common Stock. The Reverse Stock Split did not change the par value of the Common Stock or the number of authorized shares of Class A Common Stock or Class B Common Stock. The Reverse Stock Split applied equally to both classes of Common Stock and did not change the relative voting rights of the holders of Class A Common Stock and Class B Common Stock.
No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive a fractional share will instead receive cash in lieu of the fractional share in an amount equal to the fraction multiplied by the official closing price of the Class A Common Stock on The Nasdaq Capital Market on September 30, 2026, as adjusted for the Reverse Stock Split.
Proportionate adjustments were made, as applicable and in accordance with the terms of the Company’s equity plans, to the number of shares subject to outstanding equity awards, the applicable exercise prices of outstanding stock options, and the number of shares available for future issuance under the Company’s equity plans.
The Reverse Stock Split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in the Company’s Common Stock, except for adjustments resulting from the treatment of fractional shares as described above.
The Company’s Class A Common Stock began trading on a split-adjusted basis on The Nasdaq Capital Market at market open on October 1, 2026. The trading symbol for the Class A Common Stock remains “MYPS.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split is 72815G306.
The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)None
(b)None
(c)None
(d)Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of PLAYSTUDIOS, Inc.
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 1, 2026

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer